FOR IMMEDIATE RELEASE

The Oncology Institute Reports Third Quarter 2023 Financial Results and Reaffirms Full Year 2023 Guidance
CERRITOS, Calif., November 8, 2023 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three and nine months ended September 30, 2023 and reaffirmed its full year 2023 guidance.

Recent Operational Highlights:
•Opened our 70th clinic and added 5 physicians bringing our total provider count to 112
•We are live on Ambience, a tool that utilizes AI technology to further maximize productivity, drive optimal charge capture, and allow for more capacity
•Welcomed Jeremy Castle as our new Chief Operating Officer
•Signed full-risk capitated contract in South Florida, effective January 1, 2024

Third Quarter 2023 Financial Highlights
•Consolidated revenue of $82 million, an increase of 26% compared to the prior year quarter
•Gross profit of $16 million, an increase of 23% compared to the prior year quarter, and gross margin of 19.5%, a decrease from 20.0% the prior year quarter
•Net loss of $17.4 million compared to net loss of $2.7 million for the prior year quarter
•Basic and diluted (loss) earnings per share of $(0.19) and $(0.19), respectively, compared to $(0.03) and $(0.17), respectively, for the prior year quarter
•Adjusted EBITDA of $(5.3) million compared to $(6.7) million for the prior year quarter
•Cash, cash equivalents, and investments of $87.4 million as of September 30, 2023
Management Commentary
Daniel Virnich, CEO of TOI, commented, "I am very pleased with our performance in the third quarter of 2023, as we delivered strong growth, expanded our gross margin and reduced SG&A. Our full-risk capitated contract in South Florida is a significant milestone for TOI and we are excited to prove our model through this partnership. Our demonstrated ability to concurrently grow topline while improving margins lays the groundwork for continued success in 2024 and beyond."

Reaffirmed Outlook for Fiscal Year 2023
TOI uses Adjusted EBITDA, a non-GAAP metric, as an additional tool to assess its operational performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, without unreasonable efforts due to uncertainties regarding taxes, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. TOI expects interest expense in the range of $4 million to $5 million, other adjustment add backs in the range of $2 million to $4 million, and depreciation and amortization in the range of $4 million to $6 million. TOI is not adding back new clinic startup or acquisition costs for this non-GAAP metric.

2023 Guidance - Reaffirmed
Revenue	$290 to $320 million, representing approximately 15% to 27% growth over 2022 revenue
Gross Profit	$60 to $70 million
Adjusted EBITDA	$(25) to $(28) million
Value-based lives(1)	1.75 million to 2.0 million lives
(1)     Represents lives under capitation contracts.

TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings during 2023. TOI's outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.
Third Quarter 2023 Results (for the three months ended September 30, 2023)

Consolidated revenue for Q3 2023 was $82.0 million, an increase of 26.3% compared to Q3 2022, and a 2.3% increase compared to Q2 2023.
Revenue for patient services was $53.6 million, up 20.2% compared to Q3 2022. Growth in patient services revenue was driven by an increase in fee-for-service ("FFS") revenue due to a practice acquisition and an overall increase in clinic count and increase in capitation revenue due to capitation contracts. Dispensary revenue increased 42.2% compared to Q3 2022 due to an increase in the number of filled prescriptions and the average revenue per filled prescription. Clinical trials & other revenue increased by 6.5% compared to Q3 2022 primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.
Gross profit in Q3 2023 was $16.0 million, an increase of 22.9% compared to Q3 2022. The increase was primarily driven by improved cost management of oral and IV drugs and enhanced rebate opportunities. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.
Selling, general and administrative ("SG&A") expenses in Q3 2023 were $28.2 million or 34.4% of revenue, compared with $32.0 million, or 49.2% of revenue, in Q3 2022. The decrease in SG&A was primarily due to decrease in share-based compensation expense and post-combination expense.
Net loss for Q3 2023 was $17.4 million, an increase of $14.7 million in net loss compared to Q3 2022 primarily due to a $19 million gain recognized in Q3 2022 related to the change in fair value of earnout liabilities and conversion option derivative liabilities offset by a $1.9 million decrease in change of share-based compensation expense and $1.7 million decrease in change of post-combination compensation expense. Adjusted EBITDA was $(5.4) million in Q3 2023 and $(6.7) million Q3 2022.
Year to Date 2023 Results (for the nine months ended September 30, 2023)
Consolidated revenue for the nine months ended 2023 was $238.5 million, an increase of 31.7% compared to the nine months ended 2022.

Revenue for patient services the nine months ended 2023 was $157.3 million, up 32.4% compared to the nine months ended 2022. Growth in patient services revenue was driven by an increase in fee-for-service ("FFS") revenue due to practice acquisitions and an overall increase in clinic count and increase in capitation revenue due to capitation contracts. Dispensary revenue increased 32.0% compared to the nine months ended 2022 due to an increase in the number of filled prescriptions and the average revenue per filled prescription. Clinical trials & other revenue increased by 7.9% compared to the nine months ended 2022 primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.

Gross profit in the nine months ended 2023 was $45.2 million, an increase of 23.9% compared to the nine months ended 2022. The increase was primarily driven by improved cost management of oral and IV drugs and enhanced rebate opportunities. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.

SG&A expenses in the nine months ended 2023 were $85.8 million or 36.0% of revenue, compared with $90.1 million, or 49.8% of revenue, in the nine months ended 2022. During the nine months ended 2023, share-based compensation expense was $14 million compared to $22 million for the same period of 2022.

Net loss for the nine months ended 2023 was $64.3 million compared to net income of $11.2 million for the nine months ended 2022. A decrease of $75.5 million in income was primarily due to a $53 million decrease in the change in fair value of earnout liabilities and $13 million decrease in change in fair value of conversion option derivative liabilities, as well as a goodwill impairment charge of $17 million in the nine months ended 2023 that did not occur in the same period of 2022. Adjusted EBITDA was $(19.6) million, a decrease of $1 million compared to the nine months ended 2022.

Webcast and Conference Call
TOI will host a conference call and webcast on Wednesday, November 8, 2023 at 5:00 p.m. (Eastern Time) to discuss third quarter results.

The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13739395. The replay will be available until November 15, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.
About The Oncology Institute, Inc.
Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.8 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With 100+ employed clinicians and more than 700 teammates in over 70 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2023 outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or governmental investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet, or to cure any deficiency with respect to, stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, TOI's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 10, 2023 and any subsequent Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.
TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, net interest expense, income taxes, non-cash addbacks, share-based compensation, goodwill impairment charges, changes in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, deferred consideration payment for practice acquisition, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net (loss) income, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended September 30,		Change
(dollars in thousands)	2023	2022	$	%
Net loss	$(17,419)	$(2,674)	$(14,745)	551.4%
Depreciation and amortization	$1,698	$1,134	$564	49.7%
Interest expense, net	$1,755	$1,498	$257	17.2%
Income tax expense (benefit)	$135	$(25)	$160	(640.0)%
Non-cash addbacks(1)	$(14)	$299	$(313)	(104.7)%
Share-based compensation	$4,657	$6,546	$(1,889)	(28.9)%
Changes in fair value of liabilities	$1,464	$(18,932)	$20,396	(107.7)%
Unrealized (gains) losses on investments	$(157)	$33	$(190)	(575.8)%
Practice acquisition-related costs(2)	$41	$166	$(125)	(75.3)%
Post-combination compensation expense(3)	$399	$2,088	$(1,689)	(80.9)%
Consulting and legal fees(4)	$1	$883	$(882)	(99.9)%
Infrastructure and workforce costs(5)	$1,978	$1,239	$739	59.6%
Transaction costs(6)	$112	$1,001	$(889)	(88.8)%
Adjusted EBITDA	$(5,350)	$(6,744)	$1,394	(20.7)%
(1)    During the three months ended September 30, 2023, non-cash addbacks were primarily comprised of non-cash rent of $45 and net reversal of bad debt recovery of $32. During the three months ended September 30, 2022, non-cash addbacks were primarily comprised of reversals of bad debt recoveries of $143 and non-cash rent of $148.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.

(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain advisory projects during the three months ended September 30, 2023. During the three months ended September 30, 2022, these fees related to advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(5)    Infrastructure and workforce costs were comprised of recruiting expenses to build out corporate infrastructure of $701 and $798, software implementation fees of $37 and $31, severance expenses resulting from cost rationalization programs of $633 and $117, temporary labor of $310 and $291, and miscellaneous expense EBITDA addback of $295 and $0 during the three months ended September 30, 2023 and 2022, respectively.
(6)    Transaction costs incurred during the three months ended September 30, 2023 were comprised of consulting, legal, administrative and regulatory fees associated with share repurchases.

	Nine Months Ended September 30,		Change
(dollars in thousands)	2023	2022	$	%
Net (loss) income	$(64,314)	$11,159	$(75,473)	(676.3)%
Depreciation and amortization	$4,296	$3,219	$1,077	33.5%
Interest expense, net	$4,836	$1,633	$3,203	196.1%
Income tax expense	$278	$124	$154	124.2%
Non-cash addbacks(1)	$153	$604	$(451)	(74.7)%
Share-based compensation	$13,731	$21,612	$(7,881)	(36.5)%
Goodwill impairment charges	$16,867	$—	$16,867	N/A
Changes in fair value of liabilities	$(2,884)	$(69,776)	$66,892	(95.9)%
Unrealized (gains) losses on investments	$(31)	$33	$(64)	(193.9)%
Practice acquisition-related costs(2)	$112	$699	$(587)	(84.0)%
Post-combination compensation expense(3)	$1,562	$2,088	$(526)	(25.2)%
Consulting and legal fees(4)	$1,515	$2,682	$(1,167)	(43.5)%
Infrastructure and workforce costs(5)	$4,181	$3,826	$355	9.3%
Transaction costs(6)	$140	$3,195	$(3,055)	(95.6)%
Adjusted EBITDA	$(19,558)	$(18,902)	$(656)	3.5%
(1)    During the nine months ended September 30, 2023, non-cash addbacks were primarily comprised of non-cash rent of $121 and bad debt write off, net of recovery, of $31. During the nine months ended September 30, 2022, non-cash addbacks were primarily comprised of net credit losses of $402 and non-cash rent of $180.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain advisory projects during the nine months ended September 30, 2023. During the nine months ended September 30, 2022, these fees related to advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(5)    Infrastructure and workforce costs were comprised primarily of recruiting expenses to build out corporate infrastructure of $1,593 and $2,429, software implementation fees of $89 and $88, severance expenses resulting from cost rationalization programs of $898 and $203, and temporary labor of $1,217 and $1,105 during the nine months ended September 30, 2023 and 2022, respectively.
(6)    Transaction costs incurred during the nine months ended September 30, 2023 were comprised of consulting, legal, administrative and regulatory fees associated with share repurchases and one practice acquisition.

Key Business Metrics
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Clinics (1)	84	74	84	74
Markets	15	14	15	14
Lives under value-based contracts (millions)	1.8	1.7	1.8	1.7
Net (loss) income	$(17,419)	$(2,674)	$(64,314)	$11,159
Adjusted EBITDA (in thousands) (2)	$(5,350)	$(6,744)	$(19,558)	$(18,902)
(1)    Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.
(2) Adjusted EBITDA is a "non-GAAP" financial measure within the meaning of Item 10 of Regulation S-K promulgated by the SEC. The Company defines Adjusted EBITDA as net income (loss) adjusting for:
•Depreciation and amortization,
•Interest expense, net,
•Income tax expense,
•Non-cash addbacks,
•Share-based compensation,
•Goodwill impairment charges
•Changes in fair value of liabilities,
•Unrealized (gains) losses on investments
•Practice acquisition-related costs,
•Post combination compensation expense,
•Consulting and legal fees,
•Infrastructure and workforce costs, and
•Transaction costs.
The Company includes Adjusted EBITDA because it is an important measure which our management uses to assess the results of operations, to evaluate factors and trends affecting the business, and to plan and forecast future periods.
Management believes that this measure provides an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results, provides a more complete understanding of the Company's results of operations and the factors and trends affecting the business. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures used by management may differ from the non-GAAP measures used by other companies, including the Company's competitors. Management encourages investors and others to review the Company's financial information in its entirety, not to rely on any single financial measure.

Consolidated Balance Sheets (Unaudited)
(in thousands except share data)

	September 30, 2023		December 31, 2022
Assets
Current assets:
Cash and restricted cash	$27,535	$14,010	$14,010
Current marketable securities	59,877		59,796
Accounts receivable, net	48,442		39,816
Other receivables	464		617
Inventories, net	12,174		9,261
Prepaid expenses	4,190		6,918
Total current assets	152,682		130,418
Noncurrent marketable securities	—		58,354
Property and equipment, net	10,787		8,547
Operating right of use assets	28,533		24,494
Intangible assets, net	18,561		17,957
Goodwill	7,230		21,418
Other assets	560		477
Total assets	$218,353		$261,665
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,333		$9,372
Current portion of operating lease liabilities	6,079		5,498
Income taxes payable	255		255
Accrued expenses and other current liabilities	12,723		14,595
Total current liabilities	32,390		29,720
Operating lease liabilities	26,014		22,060
Derivative warrant liabilities	292		350
Derivative earnout liabilities	11		803
Conversion option derivative liabilities	1,926		3,960
Long-term debt, net of unamortized debt issuance costs	85,254		80,621
Other non-current liabilities	459		868
Deferred income taxes liability	158		108
Total liabilities	146,504		138,490
Stockholders’ equity:
Common Stock, $0.0001 par value, authorized 500,000,000 shares; 75,447,285 shares issued and 73,713,511 shares outstanding at September 30, 2023 and 73,265,621 shares issued and outstanding at December 31, 2022	8		7
Series A Convertible Preferred Stock, $0.0001 par value, authorized 10,000,000 shares; 165,045 shares issued and outstanding at September 30, 2023 and December 31, 2022	—		—
Additional paid-in capital	200,256		186,250
Treasury Stock at cost, 1,733,774 and 0 shares at September 30, 2023 and December 31, 2022	(1,019)		—
Accumulated deficit	(127,396)		(63,082)
Total stockholders’ equity	71,849		123,175
Total liabilities and stockholders’ equity	$218,353		$261,665

Consolidated Statements of Operations (Unaudited)
(in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Patient services	$53,634	$44,627	$157,333	$118,793
Dispensary	26,792	18,839	76,228	57,736
Clinical trials & other	1,609	1,511	4,890	4,530
Total operating revenue	82,035	64,977	238,451	181,059
Operating expenses
Direct costs – patient services	44,961	36,126	132,653	96,379
Direct costs – dispensary	21,072	15,738	60,328	47,816
Direct costs – clinical trials & other	24	113	276	400
Goodwill impairment charges	—	—	16,867	—
Selling, general and administrative expense	28,205	31,963	85,761	90,117
Depreciation and amortization	1,698	1,134	4,296	3,219
Total operating expenses	95,960	85,074	300,181	237,931
Loss from operations	(13,925)	(20,097)	(61,730)	(56,872)
Other non-operating expense (income)
Interest expense	2,695	1,497	8,017	1,632
Interest income	(940)	—	(3,181)	—
Change in fair value of derivative warrant liabilities	203	159	(58)	(445)
Change in fair value of earnout liabilities	(23)	(3,581)	(792)	(53,821)
Change in fair value of conversion option derivative liabilities	1,284	(15,510)	(2,034)	(15,510)
Gain on debt extinguishment	—	—	—	(183)
Other, net	140	36	354	172
Total other non-operating income (loss)	3,359	(17,399)	2,306	(68,155)
(Loss) income before provision for income taxes	(17,284)	(2,698)	(64,036)	11,283
Income tax (expense) benefit	(135)	24	(278)	(124)
Net (loss) income	$(17,419)	$(2,674)	$(64,314)	$11,159
Net (loss) income per share attributable to common stockholders:
Basic	$(0.19)	$(0.03)	$(0.71)	$0.12
Diluted	$(0.19)	$(0.17)	$(0.71)	$(0.03)
Weighted-average number of shares outstanding:
Basic	73,469,101	72,184,366	73,679,454	72,807,277
Diluted	73,469,101	79,581,304	73,679,454	75,300,018

Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(64,314)	$11,159
Adjustments to reconcile net (loss) income to cash and cash equivalents used in operating activities:
Depreciation and amortization	4,296	3,219
Amortization of debt issuance costs and debt discount	4,633	892
Goodwill impairment charges	16,867	—
Share-based compensation	13,731	21,613
Change in fair value of liability classified warrants	(58)	(445)
Change in fair value of liability classified earnouts	(792)	(53,821)
Change in fair value of liability classified conversion option derivatives	(2,034)	(15,510)
Realized loss on sale of investments	11	—
Unrealized (gain) loss on investments	(44)	62
Accretion of discount on investment securities	(712)	(29)
Deferred taxes	50	183
Gain on loan forgiveness	—	(183)
Credit losses	31	402
Loss on disposal of property and equipment	—	22
Changes in operating assets and liabilities:
Accounts receivable	(8,657)	(15,215)
Inventories	(2,913)	(2,584)
Other receivables	153	678
Prepaid expenses	2,728	3,545
Operating lease right-of-use assets	4,448	3,720
Other assets	(83)	(141)
Accrued expenses and other current liabilities	579	2,894
Income taxes payable	—	255
Accounts payable	3,961	(4,404)
Current and long-term operating lease liabilities	(3,909)	(2,998)
Other non-current liabilities	(394)	(1,073)
Net cash and cash equivalents used in operating activities	(32,422)	(47,759)
Cash flows from investing activities:
Purchases of property and equipment	(3,706)	(3,534)
Cash paid for practice acquisitions	(4,300)	(8,107)
Purchases of marketable securities/investments	(9,683)	(87,402)
Sales of marketable securities/investments	68,702	—
Net cash and cash equivalents provided by (used in) investing activities	51,013	(99,043)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	110,000
Transactions costs related to issuance of long-term debt	—	(3,663)
Payments made for financing of insurance payments	(3,010)	(3,739)
Payment of deferred consideration liability for acquisition	(959)	(509)
Principal payments on financing leases	(91)	(39)
Common stock repurchase	(1,019)	(9,000)
Common stock issued for options exercised	13	416
Taxes for common stock net settled	—	(413)
Net cash and cash equivalents provided by (used in) financing activities	(5,066)	93,053
Net increase (decrease) in cash and cash equivalents	13,525	(53,749)
Cash and cash equivalents at beginning of period	14,010	115,174
Cash and cash equivalents at end of period	$27,535	$61,425

Contacts
Media
The Oncology Institute, Inc.
Daniel Virnich, MD
danielvirnich@theoncologyinstitute.com
(562) 735-3226 x 81125

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542
Investors
Solebury Strategic Communications
investors@theoncologyinstitute.com